      As filed with the Securities and Exchange Commission on April 2, 1999

                                                      Registration No. 333-24057
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              --------------------

                         ST. FRANCIS CAPITAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          WISCONSIN                                  6711                                      39-1747461
-------------------------------                 ----------------                          -------------------
(State or other jurisdiction of                (Primary Standard                          (I.R.S. Employer
incorporation or organization)        Industrial Classification Code Number)               Identification No.)


                          13400 BISHOPS LANE, SUITE 350
                        BROOKFIELD, WISCONSIN 53005-6203
                                 (414) 486-8700
                        --------------------------------
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         ST. FRANCIS CAPITAL CORPORATION
                       1997 STOCK OPTION PLAN, AS AMENDED
                       ----------------------------------
                            (Full title of the plan)

                            THOMAS R. PERZ, PRESIDENT
                         ST. FRANCIS CAPITAL CORPORATION
                          13400 BISHOPS LANE, SUITE 350
                         MILWAUKEE, WISCONSIN 53005-6203
                                 (414) 486-8700
--------------------------------------------------------------------------------
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                   Copies to:

                             PATRICK J. MARGET, ESQ.
                          MICHAEL BEST & FRIEDRICH LLP
                            100 EAST WISCONSIN AVENUE
                                   SUITE 3300
                           MILWAUKEE, WISCONSIN 53202


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|



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

                                                CALCULATION OF REGISTRATION FEE
===============================================================================================================================

          TITLE OF                                            PROPOSED                   PROPOSED
         SECURITIES                                            MAXIMUM                    MAXIMUM                  AMOUNT OF
            TO BE                 AMOUNT TO BE             OFFERING PRICE                AGGREGATE               REGISTRATION
         REGISTERED               REGISTERED(1)               PER SHARE                  OFFERING                     FEE
-------------------------------------------------------------------------------------------------------------------------------
        Common Stock              320,000(3)                 $43.125(4)                $13,800,000               $3,836.40
       $0.01 par value
          per share
-------------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the St. Francis Capital Corporation 1997 Stock Option Plan, as amended (the "1997 Option Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of St. Francis Capital Corporation pursuant to Rule 416(a).

(2) This Registration Statement also includes associated Rights to purchase shares of the Registratnt's Series A Junior Participating Preferred Stock, which Rights (i) are not currently separable for the shares of Common Stock, and (ii) are not currently exercisable.

(3)               Represents 320,000 shares reserved for issuance under the 1997
                  Option Plan.

(4) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1). The proposed maximum offering price per share is based upon the average of the high and low prices for the shares of Common Stock as reported on the NASDAQ National Market System on March 29, 1999.

                         -----------------------------


                  This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                      REGISTRATION OF ADDITIONAL SECURITIES


         This Amendment No. 1 to the Form S-8 Registration Statement is being filed to register the additional 320,000 shares of Common Stock authorized for issuance under the 1997 Option Plan as a result of an amendment to such plan approved by shareholders of the Company on January 27, 1999. Additional securities of the same class authorized for issuance under the 1997 Option Plan are the subject of a Registration Statement on Form S-8 filed with the Commission on March 27, 1997 (File No. 333-24057) (the "1997 Form S-8"). The contents of the 1997 Form S-8 are incorporated by reference herein pursuant to Instruction E of Form S-8.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on March 31, 1999.

                                                 ST. FRANCIS CAPITAL CORPORATION


                                            By: /s/ Thomas R. Perz
                                                --------------------------------
                                                Thomas R. Perz, President and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Perz and Jon D. Sorenson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


      SIGNATURE                                             TITLE                                 DATE
      ---------                                             -----                                 ----
/s/ Thomas R. Perz
-------------------------------                  President, Chief Executive Officer
Thomas R. Perz                                   and Director (Principal Executive Officer)

/s/ Jon D. Sorenson*
-------------------------------                  Chief Financial Officer and Treasurer
Jon D. Sorenson                                  (Principal Financial and Accounting
                                                   Officer)

/s/ John C. Schlosser*
-------------------------------                  Director
John C. Schlosser

/s/ Jeffrey A. Reigle*
-------------------------------                  Director
Jeffrey A. Reigle


/s/ Rudolph T. Hoppe*                            Director                                         March 31, 1999
-------------------------------
Rudolph T. Hoppe

/s/ David J. Drury*
-------------------------------                  Director
David J. Drury

/s/ Edward W. Mentzer*
-------------------------------                  Director
Edward W. Mentzer

/s/ Edmund O. Templeton*
-------------------------------                  Director
Edmund O. Templeton

-------------------------------                  Director
Julia H. Taylor

By:  /s/ Thomas R. Perz
   ----------------------------
   Thomas R. Perz, Attorney-in-fact

                                  EXHIBIT INDEX


REGULATION S-K
 EXHIBIT NO.                        DESCRIPTION OF DOCUMENT
 -----------                        -----------------------

Exhibit 4                  St. Francis Capital Corporation 1997 Stock Option Plan, as amended

Exhibit 5                  Opinion of Michael Best & Friedrich LLP

Exhibit 23.1               Consent of KPMG LLP

Exhibit 23.2               Consent of Michael Best & Friedrich LLP (included in Exhibit 5)

Exhibit 24                 Power of Attorney (included as part of signature page)
